Exhibit 5.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

April 22, 2013

AmSurg Corp.

20 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the “Registration Statement”) filed by AmSurg Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) and relating to the registration under the Securities Act of 1933, as amended, of the offer and exchange of up to $250,000,000 aggregate principal amount of the Company’s 5.625% senior notes due 2020 (the “Exchange Notes”) that are to be guaranteed on an unsecured basis (the “Guarantees”) by the subsidiaries of the Company listed on Schedule I attached hereto (the “Guarantors”) (the Guarantors organized under the laws of Tennessee set forth on Schedule I attached hereto being collectively referred to herein as the “Tennessee Guarantors”). The Exchange Notes are to be issued pursuant to an indenture (the “Indenture”), dated as of November 20, 2012, by and among the Company, Guarantors and U.S. Bank National Association as trustee (the “Trustee”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.625% senior notes due 2020, in accordance with the terms of a Registration Rights Agreement, dated as of November 20, 2012 by and among the Company, the Guarantors and SunTrust Robinson Humphrey, Inc., acting on behalf of itself and as the representative of the initial purchasers listed therein (the “Registration Rights Agreement”).

In rendering our opinions herein, we have relied with respect to factual matters, upon the Officers’ Certificate (defined below), statements and representations of representatives of the Company and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i) the Company’s Second Amended and Restated Charter, as amended to date;

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April 22, 2013

(ii) the Company’s Second Amended and Restated Bylaws;

(iii) the articles of incorporation, charter, certificate of formation, limited liability company agreement, or similar organizational document for each Tennessee Guarantor;

(iv) the certificate with respect to various factual matters signed by officers of the Company and dated the date of this opinion (the “Officers’ Certificate”);

(v) the Registration Rights Agreement;

(vi) the Indenture;

(vii) the Guarantees;

(viii) the Form of T-1 of the Trustee filed as an exhibit to the Registration Statement;

(ix) the form of Exchange Notes; and

(x) the Registration Statement.

In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have assumed that all documents we have reviewed are the valid and binding obligations of and enforceable against the parties thereto and the due authorization, execution and delivery of all documents by all of the parties thereto (other than the Company and the Tennessee Guarantors) where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have assumed that (i) all executed written factual statements, instruments, and other documents that we have relied upon in rendering this opinion have been executed by persons with legal capacity to execute such documents, (ii) all deliveries required to be made as a condition precedent to the obligations of the Company or the Guarantors by the Indenture have been made or that appropriate parties have lawfully waived such delivery, and (iii) the Trustee or an authenticating agent for the Trustee will duly authenticate the Exchange Notes pursuant to the Indenture. Except as expressly set forth in this letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.

The opinions expressed herein are limited in all respects to the State of Tennessee and no opinion is expressed with respect to (i) the federal laws of the United States of America or laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

April 22, 2013

We have not undertaken any independent investigation to determine the existence or absence of facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from the fact of our representation of the Company and the Tennessee Guarantors. Without limiting the foregoing, we have not searched any electronic databases or the dockets of any court, administrative body or regulatory or government agency or any other filing office in any jurisdiction.

With regard to our opinions in paragraphs 1 and 4 below with respect to the Company’s and the Tennessee Guarantors’ good standing, we have based our opinions solely upon examination of the certificates of good standing issued by the Tennessee Secretary of State as of a recent date.

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) The Company is validly existing as a corporation in good standing under the laws of the State of Tennessee.

(2) The Company has the corporate power to execute, deliver and perform its obligations under the Indenture and the Exchange Notes and to issue the Exchange Notes.

(3) The Exchange Notes have been duly authorized by all necessary corporate action by the Company.

(4) Each Tennessee Guarantor is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Tennessee.

(5) Each Tennessee Guarantor has the corporate or limited liability company, as applicable, power to execute, deliver and perform its obligations under the Indenture and the Guarantees.

(6) The Guarantees of the Tennessee Guarantors have been duly authorized by all necessary corporate or limited liability company action by the Tennessee Guarantors.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

April 22, 2013

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours very truly,

/s/ Bass, Berry & Sims PLC

Schedule I

Exact Name of Registrant Guarantor as Specified in its Organizational Documents	State or Other Jurisdiction of Incorporation or Organization
AmSurg Holdings, Inc.	Tennessee
AmSurg Anesthesia Management Services, LLC	Tennessee
AmSurg EC Topeka, Inc.	Tennessee
AmSurg EC St. Thomas, Inc.	Tennessee
AmSurg EC Beaumont, Inc.	Tennessee
AmSurg KEC, Inc.	Tennessee
AmSurg EC Santa Fe, Inc.	Tennessee
AmSurg EC Washington, Inc.	Tennessee
AmSurg Torrance, Inc.	Tennessee
AmSurg Abilene, Inc.	Tennessee
AmSurg Suncoast, Inc.	Tennessee
AmSurg Lorain, Inc.	Tennessee
AmSurg La Jolla, Inc.	Tennessee
AmSurg Hillmont, Inc.	Tennessee
AmSurg Palmetto, Inc.	Tennessee
AmSurg Northwest Florida, Inc.	Tennessee
AmSurg Ocala, Inc.	Tennessee
AmSurg Maryville, Inc.	Tennessee
AmSurg Miami, Inc.	Tennessee
AmSurg Burbank, Inc.	Tennessee
AmSurg Melbourne, Inc.	Tennessee
AmSurg El Paso, Inc.	Tennessee
AmSurg Crystal River, Inc.	Tennessee
AmSurg Abilene Eye, Inc.	Tennessee
AmSurg Inglewood, Inc.	Tennessee
AmSurg Glendale, Inc.	Tennessee
AmSurg San Antonio TX, Inc.	Tennessee
AmSurg San Luis Obispo CA, Inc.	Tennessee
AmSurg Temecula CA, Inc.	Tennessee
AmSurg Escondido CA, Inc.	Tennessee
AmSurg Scranton PA, Inc.	Tennessee
AmSurg Arcadia CA Inc.	Tennessee
AmSurg Main Line PA, Inc.	Tennessee
AmSurg Oakland CA, Inc.	Tennessee
AmSurg Lancaster PA, Inc.	Tennessee
AmSurg Pottsville PA, Inc.	Tennessee
AmSurg Glendora CA, Inc.	Tennessee
AmSurg Kissimmee FL, Inc.	Tennessee
AmSurg Altamonte Springs FL, Inc.	Tennessee
AmSurg New Port Richey FL, Inc.	Tennessee
AmSurg EC Centennial, Inc.	Tennessee
AmSurg Naples, Inc.	Tennessee
Illinois NSC, Inc.	Tennessee
NSC Healthcare, Inc.	Tennessee
NSC RBO West, LLC	Tennessee

Exact Name of Registrant Guarantor as Specified in its Organizational Documents	State or Other Jurisdiction of Incorporation or Organization
NSC RBO East, LLC	Tennessee
Long Beach NSC, LLC	Tennessee
Torrance NSC, LLC	Tennessee
Davis NSC, LLC	Tennessee
Fullerton NSC, LLC	Tennessee
San Antonio NSC, LLC	Tennessee
Austin NSC, LLC	Tennessee
Twin Falls NSC, LLC	Tennessee
Ardmore NSC, LLC	Tennessee
Kenwood NSC, LLC	Tennessee
Towson NSC, LLC	Tennessee
Wilton NSC, LLC	Connecticut
NSC West Palm, LLC	Tennessee
Tampa Bay NSC, LLC	Tennessee
Coral Springs NSC, LLC	Tennessee
Weston NSC, LLC	Tennessee
AmSurg Fresno CA, Inc.	Tennessee
Austin NSC, L.P.	Texas
AmSurg Colton CA, Inc.	Tennessee
AmSurg Rockledge FL Anesthesia, LLC	Tennessee